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                                                                     EXHIBIT 3.3

                                    BYLAWS
                                      OF
                      APPLIED MICRO CIRCUITS CORPORATION,
                            a Delaware Corporation

                                   ARTICLE I

                                    OFFICES

Section 1.     REGISTERED OFFICE. The registered office shall be established and
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maintained at 229 South State Street, Dover, Delaware 19901.

Section 2.     OTHER OFFICES. The Corporation may have other offices, either
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within or without the State of Delaware, at such place or places as the Board of
Directors may from time to time appoint or the business of the Corporation may require. The initial executive offices of the Corporation in the State of California shall be at 5502 Oberlin Drive, San Diego, California 92121.

                                  ARTICLE II

                            MEETING OF STOCKHOLDERS

Section 1.     ANNUAL MEETINGS. Annual meetings of stockholders for the election
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of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting.

               If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and may transact such other corporate business as shall be

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stated in the notice of the meeting.

Section 2.     OTHER MEETINGS. Meetings of stockholders for any purpose other
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than the election of directors may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

Section 3.     VOTING. Each stockholder entitled to vote in accordance with the
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terms and provisions of the Certificate of Incorporation and these Bylaws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

Section 4.     STOCKHOLDER LIST. The officer who has charge of the stock ledger
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of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Said list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be available for inspection at the meeting.

Section 5.     QUORUM. Except as otherwise required by law, by the Certificate
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of Incorporation or by these Bylaws, the presence, in person or by proxy, of stockholders holding a

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majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 6.     SPECIAL MEETINGS. A special meeting of the stockholders, for any
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purpose, unless otherwise prescribed by statute or by the Certificate of
Incorporation, may be called at any time by the Board of Directors, or by the Chairman of the Board, or by the President, or by one or more stockholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that meeting or one or more persons holding in the aggregate not less than 20% of the number of shares of Common Stock issued or issuable upon conversion of the aggregate of the Preferred Stock Series 1 and Preferred Stock Series 2. Such request shall state the purpose of the proposed meeting.

Section 7.     NOTICE OF MEETINGS. Written notice, stating the place, date and
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time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote at his/her address as it appears on the records of the Corporation, not less than ten (10) nor more than sixty (60) days before the date of the meeting.

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Section 8.     BUSINESS TRANSACTED. No business other than that stated in the
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notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote at such meeting.

Section 9.     ACTION WITHOUT MEETING. Unless otherwise provided in the
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Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                  ARTICLE III

                                   DIRECTORS

Section 1.     NUMBER AND TERM. The number of directors which shall constitute
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the whole board shall be established from time to time by the Board of
Directors, but in no event shall be less than five or more than eleven. The directors shall be elected at the annual meeting of the stockholders, and except as provided in Section 2 of this Article III, each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

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Section 2.     RESIGNATIONS. Any director may resign at any time. Such
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resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

Section 3.     VACANCIES. Vacancies and newly created directorships resulting
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from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director; whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. The directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

Section 4.     REMOVAL. Any director or directors may be removed either for or
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without

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cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote at a special meeting of the stockholders called for the purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

Section 5.     INCREASE OF NUMBER. The number of directors may be increased by
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amendment of these Bylaws by the affirmative vote of a majority of the directors, or, by the affirmative vote of a majority in interest of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting in accordance with Section 1 of this Article, to hold office until the next annual election and until their successors are elected and qualify. The foregoing right of the stockholders to elect directors to fill vacancies on the Board of Directors created by an increase in the number of authorized directors shall not be in derogation of the right of the directors to fill such vacancies pursuant to Section 3 of this Article.

Section 6.     COMPENSATION. Unless otherwise restricted by the Certificate of
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Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of the directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. Nothing herein contained shall be construed to preclude any director for serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

Section 7.     ACTION WITHOUT MEETING. Any action required or permitted to be
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taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a

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meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board, or committee.

Section 8.     MANAGEMENT OF BUSINESS OF CORPORATION. The business of the
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Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

                                  ARTICLE IV

                      MEETINGS OF THE BOARD OF DIRECTORS

Section 1.     PLACE OF MEETINGS. The Board of Directors of the Corporation may
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hold meetings either within or without the State of Delaware.

Section 2.     QUORUM AT MEETING. At all meetings of the board a majority of the
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directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.     COMMUNICATION AT MEETINGS. Unless otherwise restricted by the
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Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any

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committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 4.     SPECIAL MEETINGS. Special meetings of the Board of Directors for
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any purpose or purposes may be called at any time by the Chairman of the Board or the President or any Vice President or the Secretary or any two directors.

     Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at the director's address as it is shown on the records of the Corporation. In the case the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. In case the notice is delivered personally, or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the Corporation.

                                   ARTICLE V

                            COMMITTEES OF DIRECTORS

Section 1.     DESIGNATION OF COMMITTEES. The Board of Directors may, by
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resolution passed by a majority of the whole board, designate one or more committees, each committee to

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consist of one or more of the Directors of the Corporation. The board many designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

Section 2.     POWERS OF COMMITTEES. Any such committee, to the extent provided
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in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except to the extent provided in resolutions of the Board of Directors and permitted by the General Corporation Law of Delaware), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to the General Corporation Law of Delaware. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 3.     MINUTES OF COMMITTEES. Each. committee shall keep regular minutes
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of its meetings and report the same to the Board of Directors when required.

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                                  ARTICLE VI

                                   OFFICERS

Section 1.   OFFICERS. The officers of the Corporation shall consist of a
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Chairman of the Board, a President, a Treasurer, and a Secretary, and shall be elected by the Board of Directors and shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect one or more Vice-Presidents and such Assistant Secretaries and Assistant Treasurers as it may deem proper. None of the officers of the Corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. More than two offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

Section 2.   OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such
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officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such power and perform such duties as from time to time may be assigned by the Board of Directors.

Section 3.   SALARIES AND TERMS OF OFFICERS. The salaries of all officers and
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agents of the Corporation shall be fixed by the Board of Directors. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

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Section 4.   CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of
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Directors shall be the Chief Executive Officer of the Corporation, and shall, subject to the control of the Board, have general supervision, direction and control of the business and affairs of the Corporation. The Chairman shall preside at all meetings of the Board. He shall be ex officio a member of all the committees of the Corporation, and shall have the general powers and duties of management usually vested in the office of Chief Executive Officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board.

Section 5.   PRESIDENT. Subject to such supervisory powers as may be given by
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the Board or the Bylaws to the Chairman of the Board of Directors, the President
shall be the Chief Operating Officer of the Corporation. In the absence of the Chairman of the Board of Directors, the President shall preside at all meetings of the Board. He shall have the general powers and duties of management usually vested in the office of Chief Operating Officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board or the Bylaws.

Section 6.   VICE-PRESIDENT. Each Vice-President shall have such powers and
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shall perform such duties as shall be assigned by the directors.

Section 7.   TREASURER. The Treasurer shall have the custody of the corporate
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funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He/she shall deposit all monies and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

             The Treasurer shall disburse the funds of the Corporation as may be ordered by

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the Board of Directors, or the President, taking proper vouchers for such disbursements. He/she shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his/her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for the faithful discharge of duties in such amount and with such surety as the Board shall prescribe.

             The Treasurer also shall, in general, perform all the duties incident to the office of Treasurer, including the development of financial statements based on existing facts, together with recommendations to the President regarding all fiscal matters; provided, however, that he/she shall not have the authority to make any material financial decisions without approval of the Chairman, the President or the Board of Directors.

Section 8.   SECRETARY. The Secretary shall give, or cause to be given, notice
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of all meetings of stockholders and directors, and all other notices required by law or by these Bylaws, and in case of absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the Directors, or stockholders, upon whose requisition the meeting is called as provided in these Bylaws. He shall record all the proceedings of the meetings of the Corporation and of directors in a book to be kept for that purpose. He/she shall keep in safe custody the seal of the Corporation, and when authorized by the Board of Directors, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of any Assistant Secretary. The Secretary shall perform such other duties as may be prescribed by the Board of Directors or President under whose supervision he shall be.

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Section 9.   ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Assistant
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Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.

                                  ARTICLE VII

                             CERTIFICATES OF STOCK

Section 1.   CERTIFICATES OF STOCK. The shares of the Corporation shall be
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represented by certificates, provided that the Board of Directors of the
Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board of Directors, or the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights or each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or

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back of the certificate which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Where a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, the signatures of such officers may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he/she were such officer, transfer agent or registrar at the date of issue.

Section 2.   LOST CERTIFICATES. New certificates of stock may be issued in the
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place of any certificate theretofor issued by the Corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. The directors may, in their discretion, require the owner of the lost, stolen or destroyed certificate or his legal representatives, to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the Corporation against it on account of the alleged loss, theft or destruction of any such new certificate.

Section 3.   TRANSFER OF STOCK. The shares of stock of the Corporation shall be
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transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered

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to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other persons as the directors may designate, by who they shall be canceled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer books and ledgers. The Board of Directors shall have the power and authority to make such rules and regulations as they deem expedient concerning the issuance, transfer and registration of certificates for the shares of the Corporation.

Section 4.   STOCKHOLDERS' RECORD DATE. In order that the Corporation may
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determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5.   REGISTERED STOCKHOLDERS. The Corporation shall be entitled to
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recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable

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or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                 ARTICLE VIII

                              GENERAL PROVISIONS

Section 1.   DIVIDENDS. Subject to the provisions of the Certificate of
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Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before declaring any dividends there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

Section 2.   SEAL. The corporate seal shall be circular in form and shall
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contain the name of the Corporation, the year of its creation and the words
"CORPORATE SEAL DELAWARE". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

Section 3.   FISCAL YEAR. The fiscal year of the Corporation shall be determined
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by resolution of the Board of Directors.

Section 4.   CHECKS. All checks, drafts, or other orders for the payment of
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money, notes or

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other evidences of indebtedness issued in the name of the Corporation shall be signed by the officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 5.   NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by
----------
these Bylaws to be given, personal notice is not meant unless expressly stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his/her address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

     Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the Corporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed proper notice.

          Whenever notice is required to be given under the provisions of any law or the Certificate of Incorporation or these Bylaws to any stockholder whom
(i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve month period, have been mailed addressed to such person at his/her address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. If any such person shall deliver to the

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Corporation a written notice setting forth his/her then current address, notice to such person shall be reinstated.

                                  ARTICLE IX

                                INDEMNIFICATION

Each person who is or was a director, officer, employee or agent of the Corporation (including the heirs, executors, administrators or estate of such person) shall be indemnified by the Corporation as of right to the full extent permitted or authorized by the General Corporation Law of Delaware against any liability, cost or expense asserted against such director, officer, employee or agent and incurred by such director, officer, employee or agent in any such person's capacity as a director, officer, employee or agent or arising out of any such person's status as a director, officer, employee or agent. The Corporation may, but shall not be obligated to, maintain insurance, at its expense, to protect itself and any such person against any such liability, cost or expense.

                                   ARTICLE X

                                  AMENDMENTS

These Bylaws may be altered and repealed or new bylaws may be adopted at any annual meeting of the stockholders or any special meeting thereof if notice thereof is contained in the notice of such special meeting by the affirmative vote of a majority of the stock issued and outstanding or entitled to vote at such meeting, or by the regular meeting of the Board of Directors, at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice thereof is contained in the notice of such special meeting.

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